Exhibit 99.1

Unigene and Nordic Bioscience Combine Industry Leading Capabilities to Advance
Unigene’s Proprietary Peptides through Phase 2 Proof-of-Concept for the Treatment of
Type 2 Diabetes, Osteoarthritis and Osteoporosis

-World renowned drug development company, Nordic Bioscience, endorses Unigene’s industry leading peptide development expertise and drug delivery technology by collaborating to form a joint development vehicle focused upon multiple blockbuster markets-

—
October 6, 2011 –Boonton, NJ and Copenhagen, Denmark– Unigene Laboratories, Inc. (OTCBB: UGNE) and Nordic Bioscience today announced their decision to establish a Joint Development Vehicle (JDV) to progress up to three of Unigene’s internally developed, proprietary calcitonin analogs through Phase 2 proof-of-concept in humans for the treatment of Type 2 diabetes, osteoarthritis and osteoporosis. Unigene and Nordic will each own 50% of the resulting JDV.

Morten Karsdal, Chief Executive Officer of Nordic Bioscience, said, “This exciting collaboration with Unigene is the ideal combination of Nordic’s and Unigene’s strengths and core competencies. Unigene is the leading company in the world for the oral formulation of peptides and Nordic within biochemical markers and clinical development. Both parties have extensive knowledge of calcitonin and entering into this Joint Development Vehicle is a rare opportunity that creates the perfect match.”

In exchange for 50% ownership interest in the JDV, Unigene shall license, on an exclusive royalty free basis, up to three (3) proprietary calcitonin analogs for development by the JDV for use in the treatment of Type 2 diabetes, osteoarthritis and osteoporosis. In addition to the license grant, Unigene will supply the analogs selected for development by the JDV for preclinical studies and, thereafter, manufacture sufficient quantities of the selected lead analog for clinical trials. In exchange for a 50% ownership of the JDV, Nordic is responsible for conducting and fully funding all preclinical, toxicology and clinical development through Phase 2 proof-of-concept for the Type 2 diabetes indication.

Ashleigh Palmer, President and CEO of Unigene, commented, “Our collaboration with Nordic, a preeminent drug development company with industry leading expertise in metabolic biomarkers, represents an extremely important transaction for Unigene and is clearly a strong endorsement of our peptide design, oral delivery and recombinant manufacturing and development capabilities.” Palmer continued, “Historically, our efforts have been focused on repurposing established peptide therapeutics, such as calcitonin and PTH.  We have now received validation of our novel, proprietary compounds, having survived Nordic’s rigorous biomarker screening.  This collaboration transforms Unigene from a leading drug delivery partner to a legitimate biopharmaceutical development company.  Together with Nordic, we are committed to aggressively advancing our programs focused upon multiple blockbuster markets such as Type 2 diabetes, osteoporosis and osteoarthritis through Phase 2 proof-of-concept in humans.”

Nozer Mehta, Unigene’s Vice President of R&D, stated, “Nordic has published extensively on the development of calcitonin and other peptides for various metabolic diseases, including diabetes, osteoporosis and osteoarthritis.  We are extremely confident to be able to move forward with the development of our novel, proprietary analogs having received Nordic’s validation following its rigorous screening of these analogs and their mechanisms of action.  Our two companies working together will result in tremendous synergy and high potential value creation.”

About Nordic Bioscience
Nordic Bioscience discovers and develops innovative medical treatments to help millions of people around the world suffering from serious, chronic, degenerative diseases such as osteoporosis and osteoarthritis, as well as metabolic disorders such as Type 2 diabetes.  Since its incorporation in 1989, Nordic Bioscience has strived to revolutionize the in vitro diagnostics field, allowing the company to discover and design innovative drug development programs, in part through highly focused drug repositioning by serological measurements. The in-house developed biomarker platform, a unique measure of protein fingerprints, positions Nordic Bioscience as the leading scientific company within biomarker development.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies. Unigene’s technologies have extensive clinical and partner validation.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward- looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com

Source:  Unigene Laboratories, Inc.